NEWS RELEASE                          [GRAPHIC OMITTED][COBALT CORPORATION LOGO]

For Immediate Release         Contact: Jill Becher
April 29, 2003                Corporate Communications
                              (414) 226-5413

   Cobalt Reports Earnings for First Quarter of 2003 and Raises 2003 Guidance
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     o    57% increase in pre-tax earnings from continuing operations before income from affiliates
     o    Raises 2003 earnings guidance to $1.10 per diluted share
     o    Continued profitability in all business segments
     o    Strong cash flow from operations

(Milwaukee, Wis.) - Cobalt Corporation (NYSE: CBZ) announced today first quarter 2003 net income of $11.1 million or $0.26 per diluted share on revenues of $408.6 million entirely from continuing operations. For the first quarter of 2002, income from continuing operations before income from affiliates was $10.4 million or $0.25 per diluted share on revenues of $381.0 million. Income from affiliates for the first quarter of 2002 of $2.9 million or $0.07 per diluted share primarily relates to an investment in American Medical Security Group, Inc. (NYSE:AMZ) common stock. Consistent with its plan to focus on core business, Cobalt sold the remainder of its AMZ holdings in January 2003.

Cobalt's first quarter 2003 income from continuing operations before income tax expense and income from investment in affiliates was $18.2 million, a 57% increase over the $11.6 million amount reported in the first quarter of 2002. Income tax expense in the first quarter of 2003 rose to $7.1 million compared to $1.2 million for the first quarter of 2002 reflecting the exhaustion of the benefit of net operating loss carryforwards.

"The first quarter results reflect a continuation of earnings momentum from 2002," said Stephen E. Bablitch, Cobalt Corporation's Chairman and CEO. "With operating performance continuing to improve, we are focusing our attention on growth."

Consolidated Highlights
-----------------------

     o    Segment Profitability
     For the fifth consecutive quarter, all business segments reported profitable results.

     o    Insured Medical Care Ratio
     The medical care ratio improved to 86.6% in the first quarter of 2003, compared to 87.9% in the first quarter of 2002.

     o    Insured Medical SG & A Expense Ratio
     The selling, general and administrative expense ratio on insured medical business was 10.8% for the first quarter of 2003. This was consistent with the first quarter of 2002 and was below the 11.2% ratio for full year 2002.

     o    Membership
     Medical membership increased by 8,572 in the first quarter of 2003 to 808,933 as of March 31, 2003.

     o    Self-Funded Products
     Self-funded revenue increased to $14.3 million for the first quarter of 2003 versus $7.2 million for the first quarter of 2002. Claim Management Services, Inc. (CMSI), which was acquired on December 31,

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     2002, accounted for $5.8 million of this increase. The operating margin on self-funded business improved to 11.6% in the first quarter of 2003 versus 4.8% for the first quarter of 2002.

     o    Cash Flow
     Cash flow from operations was $33.4 million in the first quarter of 2003.

     o    Days in Claims Payable
     Days in claims payable on the insured medical business were 60.4 days at the end of the first quarter of 2003 compared to 60.9 days as of December 31, 2002.

     o    Income Taxes
     The effective income tax rate for the first quarter of 2003 was 39% versus 10% in the first quarter of 2002. The 2002 tax rate reflected benefits from the utilization of certain net operating loss carryforwards. The higher tax rate in 2003 is due to the exhaustion of these net operating loss carryforwards during 2002.

Earnings Outlook
Cobalt raised its earnings guidance for the full year 2003 to a target of $1.10 per diluted share from prior guidance of $1.00 to $1.05 per diluted share.

Reconciliation of Non-GAAP Financial Measures
The following is a reconciliation of net income to certain non-GAAP financial measures referred to in this press release. The Company believes that these non-GAAP financial measures provide a better comparison of ongoing core operations by segregating the effects of income from investment in affiliates and a significant increase in the Company's effective tax rate.

                                                               Quarter Ended March 31,
                                                                     (Unaudited)
                                          -------------------------------------------------------------------
                                                      2003                                 2002
                                          ------------------------------       ------------------------------
                                           Dollars in       Per Diluted            Dollars in     Per Diluted
                                            Thousands             Share             Thousands           Share
                                          ------------------------------       ------------------------------
Net Income                                    $11,142             $0.26                $22,603         $0.55
Less:
   Income from
    discontinued
    operations                                      0                 0                 (9,359)        (0.23)
                                          ------------------------------       ------------------------------

Income from continuing operations              11,142              0.26                 13,244          0.32
Less:
   Income from investment in
    affiliates, net of tax                          0                 0                 (2,852)        (0.07)
                                          ------------------------------       ------------------------------

Income from continuing operations
  excluding income from investment in
  affiliates                                   11,142              0.26                 10,392          0.25
Add:
   Income tax expense                           7,066              0.17                  1,180          0.03
                                          ------------------------------       ------------------------------

Income from continuing operations
  before income tax expense and income
  from investment in affiliates
                                              $18,208             $0.43                $11,572         $0.28
                                          ------------------------------       ------------------------------
                                          ------------------------------       ------------------------------


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Investor Day
Cobalt Corporation will hold its first annual Investor Day on June 17, 2003 in New York. Details will be issued in a separate press release.

About Cobalt Corporation
Cobalt Corporation is an independent licensee of the Blue Cross Blue Shield Association, and holds the exclusive license to use the Blue Cross and Blue Shield names and marks in the state of Wisconsin. Cobalt is one of four publicly traded Blue Cross and Blue Shield companies. Headquartered in Milwaukee, Wis., Cobalt Corporation (NYSE: CBZ) offers a diverse portfolio of complementary insurance, managed care products and administrative services to employer, individual, insurer and government customers. For more information, visit our Web site at www.cobaltcorporation.com.

Conference Call and Web Cast
Management will discuss these results in a conference call at 9:00 a.m. Central Time on Wednesday, April 30, 2003. Investors, analysts and the general public are invited to listen to the conference call by dialing (303) 205-0066 ten minutes prior to the start of the call. A replay of the call will be available from April 30 through 12:00 p.m. Central Time on May 7, 2003. To access the replay, please dial (303) 590-3000 and enter pass code number 532915.

The call will also be simulcast live over the Internet at www.cobaltcorporation.com. To listen to the Web cast, please visit the Events section of the Cobalt Corporation Web site and click on Latest Investor Presentation at least 15 minutes prior to the start of the conference call to download and install any necessary audio software.

Cautionary Statement: This release contains forward-looking statements with respect to the financial condition, results of operations and business of Cobalt Corporation. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. Factors that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include rising health care costs, business conditions, impact of elimination of memberships, competition in the managed care industry, developments in health care reform and other regulatory issues.

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